UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2023

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 28, 2023, Biofrontera Inc., (“the Company”), filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to (i) effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.001 par value (the “Common Stock”), and (ii) effect a related proportional reduction in the number of the Company’s authorized shares of Common Stock from 300,000,000 to 15,000,000 (the “Authorized Share Reduction”).

As previously disclosed, at a special meeting held on May 22, 20223, the Company’s stockholders approved the Reverse Stock Split with a ratio within a range of between 1-for-5 and 1-for-25, with the exact ratio to be set at the discretion of the Company’s Board of Directors, and the Authorized Share Reduction, each of which the Board also approved. On June 26, 2023, the Board of Directors approved a ratio of 1-for-20 for the Reverse Stock Split.

Pursuant to the Amendment, the Reverse Stock Split and Authorized Share Reduction will be effective at 11:59 p.m. on July 3, 2023 (the “Split Effective Time”), and the Common Stock will be begin trading on the Nasdaq Capital Market on a post-split basis when the market opens on July 5, 2023. The Company’s post-split Common Stock has a new CUSIP number, 09077D 209, but the par value and other terms of the Common Stock were not affected. The trading symbol of the Company’s Common Stock will continue to be “BFRI.”

Following the Split Effective Time, every 20 shares of Biofrontera Inc. common stock issued and outstanding will be automatically combined and reclassified into one share of common stock. Outstanding equity-based awards, warrants and other equity rights will be proportionately adjusted pursuant to their terms and the number of shares authorized and reserved for issuance upon vesting of restricted stock units or exercise of stock options and warrants will be reduced proportionately. No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise hold a fractional share as a result of the Reverse Stock Split will receive an additional share of common stock.

The Company’s publicly traded warrants will continue to be traded on the Nasdaq Capital Market under the symbol “BFRIW” and the CUSIP number for the warrants will remain unchanged. However, under the terms of the applicable warrant agreement, the number of shares of Common Stock issuable on exercise of each warrant will be proportionately decreased. Specifically, following effectiveness of the Reverse Stock Split, every 20 shares of Common Stock that may be purchased pursuant to the exercise of public warrants now represents one share of Common Stock that may be purchased pursuant to such warrants. Accordingly, for the Company’s warrants trading under the symbol “BFRIW”, every 20 warrants will be exercisable for one share of Common Stock at an exercise price of $100.00 per share of Common Stock.

The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding up of fractional shares). Shortly following the Split Effective Time, stockholders of record will be receiving information from Computershare Trust Company, N.A., the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On July 3, 2023, the Company issued a press release announcing the Reverse Stock Split ratio, a copy of which is attached here as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Biofrontera Inc.
99.1	Press Release dated July 3, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 3, 2023 (Date)	Biofrontera Inc. (Registrant)

/s/ E. Fred Leffler III
E. Fred Leffler III
Chief Financial Officer